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                                                                    EXHIBIT 10.1






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                             VISUAL DATA CORPORATION

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                                 LOAN AGREEMENT

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                          Dated as of December 5, 2001

                                      with

                               Frederick A. DeLuca

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                                 LOAN AGREEMENT

         This LOAN AGREEMENT (this "Agreement") is dated as of December 5, 2001 between VISUAL DATA CORPORATION, a Florida corporation (the "Borrower"), and Frederick A. DeLuca (the "Lender").

                                    Recitals

WHEREAS, the Borrower desires to borrow a total principal amount of $3,000,000 from the Lender to be used for the purposes set forth herein, and the Lender is prepared to lend such amount upon the terms and conditions hereof; NOW, THEREFORE, for the consideration described above and for other good and valuable consideration, the parties hereto agree as follows:

Section 1. Definitions.

         "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq.

         "Business Day" shall mean any day on which commercial banks are not authorized or required to close in the State of Florida.

         "Closing Date" or "Closing" shall mean the date of this Agreement.

         "Common Stock" shall mean shares of the Borrower's Common Stock, par value $.0001.

         "Default" shall mean any Event of Default or any event or condition specified in Section 8 hereof, which with the giving of notice or lapse of time or both would constitute an Event of Default.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Key Executive(s)" shall mean Randy S. Selman, Alan Saperstein, Gail Babitt, George Stemper and David Gustafson.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement or other similar form of public notice under the laws of any jurisdiction).

         "Loan" shall mean the loan made to the Borrower by the Lender pursuant to Section 2 hereof.

         "Loan Documents" shall mean, as in effect at any time, this Agreement, the Warrant and the

         Note. "Material Adverse Effect" shall have the meaning set forth in
Section 4.01 hereof.


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         "Maturity Date" shall mean the date that is thirty-six (36) months from the Closing Date or, if such date shall not be a Business Day, the Maturity Date shall be the next Business Day after such date.

         "Note" shall mean the secured promissory note provided for in Section 2 hereof and in substantially the form of Exhibit A hereto, and any note or notes issued in exchange or substitution therefor.

         "Post-Default Rate" shall mean, in respect of any principal of or interest on the Loan or any other amount payable by the Borrower under this Agreement or the Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date such amount is paid in full, equal to eight percent (8%).

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities" shall mean the shares of Common Stock issued pursuant to
Section 2.03 hereof and the shares of Common Stock issuable upon exercise of the Warrant.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Warrants" shall mean the warrants substantially in the form of Exhibit C hereto.

Section 2. The Loan.


         2.01 Loan. On the terms and conditions hereof, the Lender hereby agrees to make the Loan in the principal amount of $3,000,000. A $1,500,000 advance shall be made on the Closing Date and the remaining principal amount shall be advanced as provided in this Agreement.

         2.02 Note. The Loan shall be evidenced by a secured promissory note of the Borrower in the form of Exhibit A hereto, dated the Closing Date, payable to the order of the Lender in the principal amount set forth thereon and otherwise duly completed.

         2.03 Interest. The Borrower hereby promises to pay to the Lender interest on the unpaid advanced principal amount of the Note, from and including the date of advance but excluding the Maturity Date, at a rate per annum equal to twelve percent (12%). The Borrower shall pay interest monthly on or before the 5th day of each month, beginning January 5, 2002. Interest shall be paid, at Borrower's option in cash or Borrower's restricted Common Stock. For purposes of this Section 2.03, Borrower's Common Stock shall be valued at $.58 per share. Notwithstanding the foregoing, Borrower shall prepay all interest due on the initial advance on the Note. Borrower shall deliver 500,000 shares of Borrower's restricted Common Stock to the Lender as such prepayment of interest.

         2.04 Principal. The Borrower hereby promises to pay the principal amount of the Loan as follows:


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                  (a)      On or before the 5th day of each month beginning on
January 5, 2002, the Borrower shall deliver to Lender an amount equal to 50% of the revenue collected (the "Collected Revenue") by the Borrower for the prior month (the "50% Payment"), with a minimum payment of $100,000 each month. The 50% Payment will continue until such time as $750,000 in aggregate principal amount of the Note has been repaid. Thereafter, the Borrower shall be obligated to repay on each monthly payment date $100,000 until all principal amounts due have been paid. Any remaining principal amount shall be due on the Maturity Date.

                  (b) Beginning with the first principal payment and through the Maturity Date, Borrower shall deliver to the Lender a statement, signed by an executive officer of Borrower, setting forth the Collected Revenue collected for the prior month (the "Collection Statement").

                  (c) The Collection Statement shall be final and binding on the Lender unless, within thirty (30) days following date of delivery to the Lender of the Collection Statement, the Lender shall have notified Borrower in writing, including the basis of contestation (the "Notice of Objection") that Lender does not accept as correct any calculation reflected in the Collection Statement. If the Lender timely delivers the Notice of Objection to Borrower, then the Borrower and Lender shall attempt to reach a mutual agreement as to the disputed calculation made in the Collection Statement. If such parties fail to reach agreement to the disputed calculation within fifteen (15) days after the Notice of Objection has been received, then Borrower's accounting firm shall be instructed by Borrower and the Lender to make, as soon as practical after the matter is referred to such firm, all calculations that were in dispute and the determination of such accounting firm shall be final and binding on the parties. The cost of the accounting firm to be paid one-half (1/2) by Borrower and one-half (1/2) by Lender. If it is determined that Lender is to receive an additional principal payment, Borrower shall, within five (5) business days after determination of the accounting firm, remit such sum to Lender. If it is determined that Borrower has over-paid such monthly principal payment, Borrower at its option, may either credit such amount against the next month's principal payment or apply such amount to reduce the principal amount outstanding under the Note.

                  (d) Notwithstanding anything to the contrary contained in this Section 2.04 in the event Borrower receives equity or strategic financing in an amount in excess of $1,500,000 (other than the $1,500,000 private placement offering), 30% of the net proceeds of such funds raised or received by Borrower shall be used to pay the principal amount then outstanding on the Note. In the event that Borrower shall receive in excess of $5,000,000 (other than the $1,500,000 private placement offering), then the entire remaining principal amount of the Note shall be repaid from the proceeds of such financing.


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         2.05     Prepayments. The Borrower may prepay all or any part of the principal amount of the Note before the Maturity Date without penalty, except no credit shall be given for prepaid interest.

         Section 3.   Payments; Computations; Etc.


         3.01 Payments. All payments of principal, interest and other amounts to be made by the Borrower under this Agreement or the Note shall be made, in immediately available funds, to the Lender no later than 3:00 p.m. Florida time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). If a Default has occurred and is continuing, the Lender may apply any such payment to interest and principal, and then fees and expenses. If the due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. Any amount of principal not paid when due hereunder shall accrue interest at the Post-Default Rate.

         3.02 Computations. Interest shall be computed on the basis of the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, relative to a year of 365 or 366 days, as the case may be.

         3.03 Registration. No later than six (6) months from the date hereof, the Borrower shall file a Registration for the shares of Borrower's Common Stock issued to Lender under this Agreement, including any shares which may be issued as a payment of interest (the "Registrable Securities") in accordance with the provisions of the Securities Act of 1933 (the "Act"). The Borrower shall use its reasonable best efforts to have such registration statement declared effective as promptly as practicable and to use its reasonable best efforts to cause it to remain effective for at least two years, or such shorter time as the Borrower and Lender may mutually agree in writing.

         3.04 Piggyback Registration. At any time following the date hereof and prior to the repayment of the Note, and subject to the other provisions of this Agreement, the Borrower shall advise Lender by written notice at least ten
(10) days prior to the filing of any registration statement under the Act by the Borrower (other than a registration statement on Form S-4, Form S-8 or subsequent similar forms), and will upon the provision of written notice from Lender as described below include in any such registration statement such information as may be required to permit a public offering of the Registrable Securities desired to be registered by Lender. If Lender desires to have its Registrable Securities included in such registration statement, it must so advise the Borrower in writing within ten (10) days after the date of receipt of the Borrower's notice of registration, setting forth the amount of Registrable Securities for which registration is requested; provided, however, that if the sole underwriter or managing underwriters advise the Borrower that the inclusion in the offering of securities proposed to be sold by Lender would adversely affect the ability of the Borrower to complete the offering, then the Borrower shall have the right to reduce the number of shares for which Lender is seeking registration on a pro rata basis with all other selling shareholders seeking registration in any such registration statement.


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         3.05     Information to be Furnished by Lender. Lender shall furnish to the Borrower in writing all information within its possession or knowledge required by the applicable rules and regulations of the commission and by any applicable state securities or blue sky laws concerning Lender, the proposed method of sale or other disposition of the shares of Common Stock being sold by Lender in such offering, and the identity of and compensation to be paid to any proposed underwriter or underwriters to be employed in connection with such Offering.

         3.06 Costs and Expenses. The Borrower shall pay all costs and expenses in connection with the Registration under this Agreement; provided, however, that Lender shall bear any transfer taxes, selling expenses, underwriting discounts or commissions.

         Section 4. Representations and Warranties of the Borrower. Except as set forth on the Borrower Disclosure Schedule attached hereto as Exhibit B, (the "Borrower Disclosure Schedule"), the Borrower represents and warrants to the Lender, as of the Closing Date and at any time reaffirmed pursuant to the terms hereof, that:

         4.01 Organization, Good Standing and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida. The Borrower has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver each of the Loan Documents, to issue the Note and to carry out the provisions of each of the Loan Documents and to carry on its business as presently conducted. The Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so could not have, individually or in the aggregate, a material adverse effect on the business, properties, assets, financial condition, or operations of the Borrower (a "Material Adverse Effect").


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         4.02     Subsidiaries. The Borrower Disclosure Schedule contains a list of each other corporation, limited partnership or similar entity in which the Borrower owns equity securities of any kind, with a brief description of the nature of each such equity interest. The Borrower is not a participant in any joint venture, partnership or similar arrangement.

         4.03 Capitalization; Voting Rights. The authorized capital stock of the Borrower consists of 50,000,000 shares of Common Stock, 15,645,692 shares of which are issued and outstanding at November 26, 2001, and 5,000,000 shares of Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Borrower's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The rights, preferences, privileges and restrictions of the Borrower's Common Stock are as stated in the Borrower's articles of incorporation. The shares of Borrower's Common Stock issuable and exercise of the Warrant have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Warrant, the shares of Borrower's Common Stock issuable as payment for the interest due under the Note and upon exercise of the Warrant will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any restrictions, limitations, claims or other encumbrances (except those imposed by federal and state securities laws).

         4.04 Authorization; Binding Obligations. All actions on the part of the Borrower, its officers, directors and shareholders necessary for the authorization, execution and delivery of each of the Loan Documents, the performance of all obligations of the Borrower hereunder and thereunder at the Closing and after the Closing and the authorization, sale, issuance and delivery of the shares of Common Stock issuable upon exercise of the Warrant has been taken or will be taken prior to the Closing, except as set forth on the Borrower Disclosure Schedule. Each of the Loan Documents, when executed and delivered, will be valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b) general principles of equity that restrict the availability of equitable remedies.

         4.05 Financial Condition. The balance sheets and financial statements of the Borrower as at September 30, 2000 and as at June 30, 2001 (the "Statement Date") heretofore furnished to the Lender or made available to the Lender (collectively, the "Financial Statements") are correct in all material respects and fairly present the financial condition of the Borrower at such date.

         4.06 Liabilities. The Borrower has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except liabilities incurred in the ordinary course of business subsequent to the Statement Date.

         4.07 Obligations to Related Parties. Except as set forth in the SEC Documents (as defined in Section 4.15 hereof) or the Borrower Disclosure Schedule, there are no obligations of the Borrower to executive officers, or directors of the Borrower other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Borrower, (c) for other reasonable and customary employee benefits (including stock option agreements outstanding), and (d) reasonable and customary directors fees.


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         4.08     Changes. Since the Statement Date, except as disclosed in the
Borrower's Schedule, there has not been to the Borrower's knowledge:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Borrower from that reflected in the Financial Statements, other than changes in the ordinary course of business;

                  (b) Any resignation or termination of any executive officers of the Borrower; and the Borrower, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change in the contingent obligations of the Borrower by way of guaranty, endorsement, indemnity or warranty;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, or financial condition of the Borrower; or

                  (e) Any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other material intangible assets.

         4.09 Title to Properties and Assets; Liens, Etc. The Borrower has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no Liens, other than (a) those resulting from taxes which have not yet become due and payable, (b) minor Liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the use thereof or the operations of the Borrower and (c) Liens set forth on the Borrower's Disclosure Schedule.

         4.10 Litigation. Except as disclosed in the SEC Documents or Borrower's Schedule, there is no action, suit, proceeding or investigation pending or, to the Borrower's knowledge, threatened against the Borrower that questions the validity of any of the Loan Documents or the right of the Borrower to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which could have a Material Adverse Effect.

         4.11 Tax Returns and Payments. Since December 31, 1998, Borrower has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Borrower's knowledge all other taxes due and payable by the Borrower on or before the Closing have been paid or will be paid prior to the time they become delinquent.

         4.12 Employees. The Borrower has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Borrower's knowledge, threatened with respect to the Borrower. To the Borrower's knowledge, no employee of the Borrower, nor any consultant with whom the Borrower has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any


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other agreement relating to the right of any such individual to be employed by, or to contract with, the Borrower because of the nature of the business to be conducted by the Borrower; and to the Borrower's knowledge the continued employment by the Borrower of its present employees, and the performance of the Borrower's contracts with its independent contractors, will not result in any such violation. The Borrower has not received any notice alleging that any such violation has occurred. The Borrower is not aware that any executive officer intends to terminate their employment with the Borrower.

         4.13 Compliance with Laws; Permits. To the best of its knowledge, the Borrower is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its assets or properties which violation could have a Material Adverse Effect. Except as set forth on Borrower Disclosure Schedule, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of each of the Loan Documents and the issuance of the Note or the shares of Common Stock issuable upon exercise of the Warrant. The Borrower has all franchises, permits, licenses, rights and any similar authority and approvals necessary for the conduct of its business as now being conducted, the lack of which could have a Material Adverse Effect.

         4.14 Environmental and Safety Laws. To its knowledge, the Borrower is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, the violation of which could have a Material Adverse Effect, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         4.15 SEC Reports and Filings. The Borrower has made available to the Lender through publicly available sources a complete and accurate copy of each Annual Report on Form 10- KSB, Quarterly Report on Form 10-QSB, Form 8-K, definitive proxy statement, registration statement and annual report filed by the Borrower with the SEC on or after January 1, 1999 (collectively, the "SEC Documents"), and all amendments and supplements to each of the foregoing. The SEC Documents, including the financial statements contained therein, (i) complied with the requirements of the Securities Act or the Exchange Act, as the case may be, at and as of the times they were filed (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such filing) in all material respects and (ii) did not at and as of the time they were filed (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


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Section 5.  Representations and Warranties of the Lender. The Lender represents and warrants to the Borrower, as of the Closing Date and at any time reaffirmed pursuant to the terms hereof, that:

         5.01 Authority. The Lender has all requisite power and authority to execute and deliver this Agreement, to own and hold the Note and the Securities and to carry out the provisions of this Agreement and the Note.

         5.02 Investment Representations. The Lender understands that the Securities have not been registered under the Securities Act. The Lender also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Lender's representations contained in this Agreement. The Lender hereby represents and warrants as follows:

                  (a) The Lender Bears Economic Risk. The Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Borrower so that it is capable of evaluating the merits and risks of its investment in the Borrower and has the capacity to protect its own interests. The Lender must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. The Lender understands that, unless the Securities are registered under the Securities Act, there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Lender to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Lender might propose.

                  (b) Acquisition for Own Account. The Lender is acquiring the Securities for the Lender's own account for investment only, and not with a view towards their distribution within the meaning of the Securities Act.

                  (c) Accredited Investor. The Lender represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

         Section 6.   Conditions Precedent.


         6.01 Conditions to the Loan. The obligation of the Lender to make the Loan hereunder is subject to the receipt by the Lender of the following documents on the Closing Date, each of which shall be satisfactory in form and substance to the Lender:

                  (a)      The Note, duly completed and executed.

                  (b) The Warrants to purchase an aggregate of 1,000,000 shares of Borrower's common stock, duly completed and executed.

                  (c) A stock certificate, duly completed and executed, representing the shares of restricted Common Stock issued to the Borrower as prepayment of interest.

                  (d) Certified copies of the articles of incorporation and bylaws of the Borrower.


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                  (e)      A Certificate of Good Standing of the Borrower
certified by the appropriate governmental officer.

                  (f) The Key Executives shall execute the employment holdback agreement, the form of which is described on Exhibit D.

                  (g) Evidence that Randy S. Selman and Alan Saperstein have each agreed to cancel an aggregate of 750,000 options owned by them as set forth in Schedule 6.01(g).

                  (h) A UCC-1 shall have been filed in the jurisdictions determined by lender.


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         6.02     General Conditions. The obligation of the Lender to make the
Loan is further subject to all of the following additional conditions precedent:

                  (a) No Event of Default shall have occurred and be continuing either immediately prior to the making of the Loan or immediately after the making of the Loan.

                  (b) The representations and warranties made by the Borrower in Section 4 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made pursuant to this Agreement as of the Closing Date (except for those representations and warranties which refer to dates other than the Closing Date, which representations and warranties relate only to the referred dates).

                  (c) On the Closing Date, the issuance of the Note shall be legally permitted by all laws and regulations to which the Borrower and the Lender are subject

                  (d) The Borrower shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by each of the Loan Documents (except for such as may be properly obtained subsequent to the Closing).

                  (e) The shares of Borrower's Common Stock issuable upon exercise of the Warrant shall have been duly authorized and reserved for issuance upon such conversion.

                  (f) The Borrower shall have delivered to the Lender a compliance certificate, executed by the President of the Borrower, dated the Closing Date, to the effect that the conditions specified in subsections (a),
(b), (d) and (e) in this Section 6.02 have been satisfied.

                  (g) All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lender, and the Lender shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         Section 7. Covenants of the Borrower. The Borrower agrees that from the date hereof, until payment in full of the Loan, all interest thereon and all other amounts payable by the Borrower under the Loan Documents:

         7.01     Information. The Borrower shall deliver to the Lender:

                  (a) Promptly after the Borrower knows that any Event of Default has occurred, a notice of such Event of Default, describing the same in detail; and

                  (b) From time to time such other information regarding the business, affairs or financial condition of the Borrower as the Lender may reasonably request.

         7.02     Basic Financial Information and Reporting.

                  (a) The Borrower will maintain true books and records of account in which true and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied.


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                  (b)      As soon as practicable after the end of each fiscal
year of the Borrower, and in any event within one hundred five (105) days thereafter, the Borrower will furnish the Lender with a consolidated balance sheet of the Borrower, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Borrower, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Borrower's Board of Directors.

                  (c) The Borrower will furnish the Lender, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Borrower, and in any event within fifty (50) days thereafter, a consolidated balance sheet of the Borrower as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Borrower for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and normal year-end audit adjustments may not have been made.

                  (d) On or before the 5th day of each month, beginning on Januar 5, 2002, Borrower will furnish Lender with a monthly consolidated balance sheet of the Borrower as of the end of such monthly period and such other financial statements as Borrower may reasonably request for such period and the for current fiscal year to date.


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         7.03     SEC Filings. The Borrower shall deliver to the Lender (or make available to the Lender through publicly available sources) a complete and accurate copy of each report, schedule, registration statement and definitive proxy statement filed by the Borrower with the SEC on or after the Closing Date and all amendments and supplements to each of the foregoing (collectively, the "Borrower SEC Reports"). The Borrower SEC Reports (i) will constitute all the forms, reports and documents required to be filed by the Borrower with the SEC under the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder from and after the Closing Date, (ii) will comply with the requirements of the Securities Act the Exchange Act, as the case may be, at and as of the times they are filed, and (iii) will not at and as of the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         7.04 Reservation of Common Stock. The Borrower will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrant, all Common Stock issuable from time to time upon such exercise.

         7.05 Compliance with Laws. The Borrower shall use its reasonable best efforts to preserve and maintain its existence and all of its material rights and privileges; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could result in a Material Adverse Effect; and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.

         7.06     Negative Covenants. The Borrower shall not:

                  (a) Except as set forth on the Borrower Disclosure Schedule, not enter into any merger, consolidation or amalgamation or liquidation, wind up or dissolve itself, or convey, sell, lease, sign, transfer or otherwise dispose of all or substantially all of its property, business or assets; or

                  (b) Except as set forth on the Borrower Disclosure Schedule, purchase any business or significant assets (the above referred to as a "Acquisition Transaction") without the consent of Lender, which consent shall not be unreasonably withheld. Lender shall have a period of seven (7) days after receipt of a complete due diligence package and term sheet describing the Acquisition Transaction signify in writing its acceptance or rejection of such Acquisition Transaction. In the event Borrower does not receive notice of rejection within such five (5) day period, Borrower shall be permitted to proceed with such Acquisition Transaction.

         Section 8. Events of Default. If one or more of the following events or conditions (an "Event of Default") shall occur and be continuing:


                  (a) The Borrower shall be in default for more than fifteen (15) days in the payment when due of any principal of or interest on the Loan;

         (b) Any representation or warranty made in any of the Loan Documents or in any document furnished in connection herewith or therewith by the Borrower shall prove to have been false or misleading as of the time made or furnished in any material respect;

         (c) The Borrower shall default in the performance of any of its obligations under Section 7 hereof;

         (d) The Borrower shall (i) apply for or consent to the appointment of, or the taking of a position by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect); (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts; (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code; or
(vi) take any action for the purpose of effecting any of the foregoing;

         (e) A proceeding or case shall be commenced, without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts of the Borrower; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of any of the Borrower's assets; or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of forty-five (45) days, or an order, judgment or decree approving or ordering any of the foregoing shall be entered or an order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code and such order a judgment shall be final and non-appealable; and

         (f) Any event or events shall occur which, in the reasonable judgement of Lender, has a material adverse effect on the business, properties, assets, prospects or the financial condition of Borrower;

         THEREUPON in the case of an Event of Default, the Lender may, by notice to the Borrower, declare the principal amount then outstanding of, and the interest on all amounts payable by the Borrower under this Agreement and the Note to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower.

         Section 9. Miscellaneous.


         9.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         9.02 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered to the intended recipient at the "Address for Notices" specified below or at such other address as shall be designated by a party in a notice to each other party. All notices and other communications hereunder shall be deemed to have been duly given, in the case of hand delivery, when received, or in the case of mail, three Business Days after the date deposited in the mail, addressed as aforesaid.

                  Addresses for Notices:

                  If to the Borrower:

                  Visual Data Corporation
                  1291 S.W. 29th Avenue
                  Pompano Beach, Florida 33069
                  Attn:  Randy S. Selman
                  Fax:  (954) 917-6655
                  Phone:  (954) 917-6660

                  with a copy to:

                  Atlas Pearlman, P.A.
                  350 East Las Olas Boulevard, Suite 1700
                  Fort Lauderdale, Florida 33301
                  Attn:  Joel D. Mayersohn, Esq.
                  Fax:  (954) 766-7816
                  Tele:  (954) 766-7800

                  If to the Lender:

                  Frederick A. DeLuca
                  c/o Doctor's Associates, Inc.
                  325 Bic Drive
                  Milford, Connecticut  06460
                  Attn:  David Worroll, Controller
                  Fax:  (203) 788-7161
                  Tele:  (203) 877-4281, ext 1195

                  With a copy to:

                  Legal Department
                  Doctor's Associates, Inc.
                  325 Bic Drive
                  Milford, Connecticut 06460
                  Fax:  (203) 876-6690
                  Tele:  (203) 877-4281 (ext. 1470)

         9.03 Expenses, Etc. Except as set forth in this Section 9.03, all costs and expenses incurred in connection with the Loan Documents shall be paid by the party incurring such costs and expenses. The Borrower agrees to promptly pay on demand (a) all costs and expenses of the Lender, including counsels' fees, in connection with the enforcement of the Loan Documents; (b) all expenses of the Lender, including counsels' fees, in connection with any actual or proposed waiver or amendment requested by the Borrower to any of the foregoing, whether or not such waiver or amendment shall become effective; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of any of the foregoing or any other document referred to herein.

         9.04. Amendments, Etc. Any provision of this Agreement may be modified or waived by an instrument or instruments in writing signed by the Borrower and the Lender.

         9.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign its rights or delegate its obligations hereunder or under the Note without the prior written consent of Lender.

         9.06. Survival of Representations and Warranties. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Lender and the closing of the transactions contemplated hereby.

         9.07. Confidentiality. Other than as required by law (and then, only upon advance notice with a reasonably opportunity for the other party to comment), without the prior written consent of the other party, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement, the transactions contemplated hereby or any other discussions or negotiations between the parties, or otherwise communicate with any news media regarding this Agreement or the transactions contemplated hereby or any other discussions or negotiations between the parties. The parties shall cooperate as to the timing and contents of any such press release, public announcement or other communication.

         9.08.    Counterparts. This Agreement may be executed in counterparts.

         9.09. GOVERNING LAW. THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE FLORIDA.

         9.10 Jurisdiction and Consent to Suit. Any proceeding to enforce any of the Loan Documents may be brought in any state or federal court of competent jurisdiction in the State of Florida. The Borrower hereby irrevocably waives any present and future objection to any such venue, and irrevocably consents and submits unconditionally to the non-exclusive jurisdiction for itself and in respect of any of its property in such court.

         9.11 Severability. If any terms or provisions of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         9.12 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

              IN WITNESS WHEREOF, the parties hereto have caused this Convertible Loan Agreement to be duly executed as of the day and year first above written.

                                   VISUAL DATA CORPORATION


                                   By:
                                      ---------------------------------
                                        Name:  Randy S. Selman
                                        Title:  President



                                       -------------------------------
                                        Name: Frederick A. DeLuca

                                    Exhibit A

                                 Promissory Note

                                    Exhibit B

                          Borrower Disclosure Schedule

              Investments, excluding wholly owned subsidiaries:

              TheFirstNews.com - the Borrower has a majority position of this subsidiary. Refer to statements filed with the SEC for disclosure regarding the sale of the minority position in December 2000. The conversion of the minority position of TheFirstNews.com into Visual Data Corporation common stock will result in approximately 1.4 million additional shares.

              CuraSpan, Inc. - The Borrower owns a minority position as a result of the sale of the assets of CareView to CuraSpan in December 2000.

              Pending transactions:

         The Borrower has a pending Letter of Intent for the acquisition of MediaonDemand.com.

         The Borrower has a pending Letter of Intent for the divestiture of Golf Society of the U.S.

                                    Exhibit C

                                 Form of Warrant

                                    Exhibit D

                       Form of Employment Holdback Letter

                               Option Cancellation

                                 Randy S. Selman

         Share Number           Exercise Price             Termination Date
         ------------           --------------             ----------------
           315,000                   16.00                      9/22/2003
           125,000                   8.875                      1/9/2006
           125,000                   8.875                      1/9/2007
            12,000                   10.00                      3/1/2004
           173,000                   2.125                      1/1/2002



                                 Alan Saperstein

         Share Number           Exercise Price             Termination Date
         ------------           --------------             ----------------
           315,000                    16.00                      9/22/2003
           125,000                    8.875                      1/9/2006
           125,000                    8.875                      1/9/2007
            12,000                    10.00                      3/1/2004
           173,000                    2.125                      1/1/2002